REFRACTIVE LASER CENTER

                              MANAGEMENT AGREEMENT

         THIS REFRACTIVE LASER CENTER MANAGEMENT AGREEMENT ("Management Agreement") is made and entered into as of March 1, 2000 (the "Effective Date"), by and between Prime MBC, L.L.C., a Delaware limited liability company (the "Center Company") and Mann Berkeley Eye Center, P.A., a Texas professional association ("MBEC"). The Center Company and MBEC are collectively referred to herein as the "Parties".

                                    Recitals

         WHEREAS, Prime RVC, Inc., a Delaware corporation ("Prime"), acquired an ownership interest in Center Company (the "Purchase") pursuant to that certain Contribution Agreement dated as of March 1, 2000 (the "Contribution Agreement") by and among Prime, the Center Company, MBEC, MBC Holding Company, L.L.C., a Texas limited liability company ("Target Center"), Paul Michael Mann, M.D., Ralph G. Berkeley, M.D., Michael B. Caplan, M.D. and Mark F. Micheletti; and

         WHEREAS, pursuant to the Contribution Agreement the Center Company owns and operates a refractive laser center in Austin, Texas (the "Center") which was previously owned by Target Center and managed by MBEC; and

         WHEREAS, in connection with, and pursuant to, the Purchase, MBEC has agreed to continue to provide management and marketing services to, and bear the same type of expenses and employ all employees on behalf of, Center Company, consistent with MBEC's past practices in connection with Target Center (subject to appropriate adjustment for any growth of Center Company or increase in patient volume at the Center during the term of this Management Agreement);

         WHEREAS, the Center Company desires to engage and delegate daily administrative and operational responsibility for the Center to MBEC, pursuant to specified terms, conditions, and controls; and

         WHEREAS, MBEC desires to provide such management services pursuant to the terms and conditions set forth herein;

         NOW, THEREFORE, the Parties hereby mutually agree as follows:

                                    AGREEMENT

1. Appointment. The Center Company hereby appoints MBEC as contract manager for the Center ("Appointment") and MBEC hereby accepts such Appointment, upon the provisions and conditions set forth in this Management Agreement. MBEC hereby agrees and acknowledges that its execution and performance of this Management Agreement is a material inducement to the execution and performance by Prime of the Contribution Agreement. Accordingly, Prime is a third party beneficiary of this Agreement.

2. Term and Renewal. The initial term of this Management Agreement shall commence upon the Effective Date and shall continue thereafter for a period of five (5) years (the "Initial Term"). Thereafter, the term of this Management Agreement shall automatically renew for successive five (5) year terms, unless terminated by either party by giving written notice of termination at least 180 days prior to the end of the Initial Term or any renewal term, or unless terminated for cause as set forth in Section 3. The Initial Term and all renewals thereof shall be referred to herein as the "Term."

3. Termination. During the Term, this Management Agreement may be terminated only upon the occurrence of any of the following events ("Events of Termination"), which shall be deemed a termination for cause:

(a) By MBEC upon the failure by Center Company to make payments due hereunder (other than a payment being disputed by Center Company in good faith), or the failure by Center Company to allow MBEC to collect a Management Fee (as hereinafter defined) pursuant to a Fee Report (as hereinafter defined) approved, or deemed approved, by Center Company, which failure remains uncured for a period of ten (10) days after written notice, or by a non-breaching Party in the event of a failure by any other Party to perform a material obligation hereunder, which failure remains uncured for a period of thirty (30) days following written notice thereof by the non-breaching Party;

(b) By the Center Company upon a final judicial determination having been made, not subject to further appeal, that MBEC was grossly negligent in performance of its obligations hereunder or committed a fraud upon the Center Company;

(c) By the Center Company in the event any officer or director of MBEC or any affiliate thereof is convicted on a charge constituting a felony involving moral turpitude under the laws of the State of Texas;

(d) By the Center Company in the event of the involuntary transfer or assignment of a majority of the voting securities of MBEC to a person or entity other than an affiliate of MBEC;

(e) By the Center Company in the event MBEC makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy, is adjudicated a bankrupt or insolvent, or has ordered against it an order for any relief in any bankruptcy or insolvency proceeding;

(f) By the Center Company in the event MBEC files a petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation or fails to contest the material allegations of a petition filed against it in a proceeding of such nature;

(g) By the Center Company in the event MBEC seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of MBEC or all or any substantial part of its properties;

(h) By the Center Company in the event of any proceeding against MBEC seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation not having been dismissed within one hundred twenty (120) days after the commencement thereof;

(i) By the Center Company in the event of the appointment of a trustee, receiver, or liquidator for MBEC or all or any substantial part of its properties without the consent or acquiescence of MBEC, and such appointment not being vacated or stayed within 90 days after the appointment, or, if stayed, the appointment not having been vacated within 90 days after the expiration of any such stay; or

(j) By a non-breaching Party in the event of a default of a material obligation by any other Party under any Transaction Document (as defined in the Contribution Agreement), which default remains uncured for a period of thirty (30) days after written notice of such default, provided it is possible to cure such default within thirty (30) days. Solely for the purposes of a termination for cause pursuant to this Section, "material" shall mean an economic impact exceeding $5,000, disregarding any amount calculated as related legal fees or legal costs.

4. Center Governance and Control. The overall control, policy development, and quality assurance of and for the Center is vested in the Center Company. In performance of its duties hereunder, MBEC shall provide monthly written reports to Center Company's Board of Managers (the "Board") on the Center's development, operations, and financial performance ("Monthly Reports") and, as needed, shall supplement such reports with additional data and/or meetings with Board members.

5. Duties of MBEC. All compensation for services provided by MBEC to Center Company pursuant to this Management Agreement is included in the Management Fee, and MBEC shall have no right to any other payment, reimbursement or offset, other than the Management Fee, for services provided or costs incurred pursuant to this Management Agreement. Accordingly, MBEC shall have no right to bind Center Company or incur any obligations or expenses on Center Company's behalf. MBEC shall bear all costs and expenses incurred in the business, operation and management of Center Company and the Center, with the exception of the office lease for the Center, certain equipment maintenance (as paid by Target Center immediately prior to the Purchase), and real estate and franchise taxes, which costs shall be borne by Center Company. MBEC acknowledges and agrees that Center Company has no employees, and that all employees providing services for Center Company shall be employed by, and all employee salaries and benefits (if applicable) shall be the obligation of, MBEC.

         MBEC shall, subject to the oversight of the Board, have the general responsibility and authority to implement all facets of total management services to and for the Center, in accordance with Board policies, including, but not limited to, the following:

(a) Strategic Planning. MBEC shall assist the Board in identifying, assessing, and reviewing annual and long-range strategies, goals, and objectives for the Center and shall implement approved plans.

(b) Budgets, Forecasts, and Approved Expenditures. MBEC shall develop annual forecasts and recommended annual capital and operating budgets for the Center, inclusive of items of revenues and expense customarily associated with operations of this type ("Budgets"), and shall present these to the Board for review and approval. Thereafter, MBEC shall have responsibility for implementing approved Budgets and for measuring and assessing the Center's performance against same in the Monthly Reports.

(c) Policies and Procedures. MBEC shall assist the Board in developing policies and procedures consistent with the Center's quality assurance standards and with requirements, if any, of licensing and other regulatory groups, third party payors, and accreditation bodies which may have authority or influence on delivery of refractive laser patient care. MBEC shall have responsibility for implementation and administration of policies and procedures approved by the Board, in accordance with all applicable regulation.

(d) Licenses and Permits. MBEC shall apply for, renew, and exercise best efforts to obtain and maintain any and all licenses, certifications, and permits as are required for the operation of the Center and payment for services provided therein.

(e) Accreditation. MBEC shall exercise best efforts to assure that the Center's policies, procedures, and practices meet standards of any groups from which the Center may seek accreditation. MBEC shall coordinate timely preparation of applications for and completion of surveys related to any such accreditation.

(f) Insurance and Risk Management. MBEC shall evaluate and obtain insurance policies pertinent to property, casualty, professional liability, and such other risks as are encountered in operations of the Center's type. MBEC shall pay for accepted policies when due, maintain such policies in full force and effect, and shall coordinate steps to assure any claims are processed and/or defended appropriately.

(g) Participation Agreements and Third Party Contracting. MBEC shall assure all required forms, applications, and fees are conveyed timely by the Center to continue its participation in any appropriate third party payment programs approved by the Board. Additionally, MBEC shall identify and negotiate appropriate managed care contracts on behalf of the Center consistent with approved policies.

(h) Professional Staff. MBEC shall coordinate the process of assuring that application and credentialing processes are completed for appropriately licensed clinical professionals seeking staff membership at the Center. MBEC further shall coordinate documentation of such individuals'
         training  and  continuing   education   related  to  refractive   laser
         procedures.

(i)  Employee  Matters.  MBEC shall provide its  employees to Center  Company in
     accordance  with  Board   instructions,   current  operational  needs,  and
     applicable regulations.

(j) Billing and Collections. MBEC shall identify systems and procedures for the timely billing and collection of patient charges and/or facility fees, as applicable, associated with the Center's services. MBEC shall cause Board-approved billing and collections systems to be implemented.

(k) Banking and Financial Records. MBEC shall assure segregated bank accounts are maintained with a financial institution selected by Center Company and Prime, whose authorized signatory shall be determined by the Board, for deposit of Center Company funds. All cash flow and funds of Center Company received by, or in the possession of, MBEC, shall be promptly deposited by MBEC in such accounts. MBEC shall maintain books of records and accounts for Center Company in conformance with generally accepted accounting principles, consistently applied. MBEC shall submit monthly financial statements to the Board by the 10th day of the following month and will be responsible for the timely preparation of the annual reports by January 31 of the following year. Neither MBEC nor any of its officers, directors, or employees shall have any signatory authority over any bank account or other financial account of the Center or the Center Company, except to disburse the Management Fee pursuant to an accepted (or deemed accepted) Fee Report. MBEC shall have no right of offset with respect to any Center Company funds or Center funds.

(l) Procurement. MBEC shall negotiate arrangements for the cost-effective purchasing of equipment and supplies necessary to carry out the Center's operations in conformance with its quality assurance standards and those of applicable regulatory and accreditation bodies, and MBEC shall provide all necessary equipment and supplies.

(m) Marketing. Upon request of the Board, MBEC shall recommend and/or evaluate feasibility of potential promotional programs for Center services and implement any such Board-approved programs. The foregoing notwithstanding, MBEC shall continue to provide to Center Company, at a minimum, the same amount and quality of marketing services, materials and programs as MBEC provided to Target Center immediately prior to the Purchase; provided this shall not require MBEC to increase its marketing efforts to accommodate increases in the general population of the Austin metropolitan area that occur after the Effective Date.

(n) Utilization Review and Outcomes Assessment. MBEC shall coordinate the formation and activities of such clinical review groups as the Board shall determine are required to help assure services provided at the Center are medically appropriate and rendered in a fashion associated with sound clinical practice and outcomes.

6. Standards of Performance. At all times when performing its duties hereunder, MBEC shall act in good faith, promptly, with due diligence, professionally, and in a manner which will ensure that the Center is operated to provide a high standard of health care on a fiscally prudent basis. Such performance shall conform to accepted business practice within the health care industry generally in Texas and to standards prescribed by entities accrediting facilities providing treatments such as those of the Center. MBEC shall provide the services required under this Agreement in a manner consistent with the levels of service and standards of quality provided to Target Center by MBEC for all periods prior to the date of this Agreement (subject to appropriate adjustment for any growth of Center Company or increase in patient volume at the Center during the term of this Management Agreement). MBEC shall refrain from entering into any arrangement on behalf of the Center with any party related to MBEC, unless such arrangement is made with the prior knowledge and written approval of the Board.

7.       Management Fees.
         ---------------

(a) Overall Fee. In consideration for its services hereunder, MBEC shall receive a fee ("Management Fee"), payable on a calendar quarterly basis, equal to five percent (5%) of net collections annually. As used herein, "net collections" shall mean all facility fees actually collected by or for Center Company for procedures performed at the Center during the applicable calendar quarter, less all contractual allowances and discounts.

(b) Fee Reports; Payment. On or before each January 15, April 15, July 15 and October 15, during the term of this Agreement, MBEC shall deliver to the Board a report (including reasonable details and supporting documentation) (the "Fee Report") calculating net collections and the Management Fee due for the immediately preceding calendar quarter. Center Company shall have fifteen (15) days from receipt of the Fee Report to accept the Fee Report or to object in writing to any item contained in the Fee Report. MBEC agrees to cooperate fully and promptly with requests from the Board for clarification or additional supporting documentation related to a Fee Report or the contents thereof. MBEC acknowledges and agrees that it shall require a majority of Prime's designees to the Board to accept or object in writing to a Fee Report for purposes of this Agreement. If Center Company neither accepts the Fee Report nor objects in writing to the Fee Report within fifteen (15) days of its receipt, the Fee Report shall be deemed to be accepted. Upon the acceptance (or deemed acceptance) of the Fee Report by the Board, MBEC shall be authorized to transfer to itself the Management Fee then due.

8. Audit by Center Company. Center Company and Prime shall have the right to audit and inspect all of the records of Target Center and the records of MBEC as it relates to MBEC's services and Management Fees hereunder and as it relates to patient volumes and demographics for purposes of determining compliance with the Contribution Agreement, and shall not extend to any other general financial records of MBEC. MBEC shall cooperate and provide access, and shall cause Target Center to cooperate and provide access, to its relevant books and records in connection with the exercise of such right. In the event of an exercise of a Party's audit rights under this Section in connection with an objection to the Fee Report or the Management Fee, MBEC shall cause a report to be prepared by an independent certified public accountant selected by Center Company and approved by Prime, said report to be prepared for and addressed to the Center Company and Prime, in a form reasonably acceptable to Center Company and Prime, substantiating MBEC's calculation of net collections and the Management Fee. The auditing party must give at least ten (10) days prior written notice to MBEC of its intent to exercise its auditing rights. Unless otherwise agreed by the Parties involved, such audit shall be conducted during normal business hours at the offices of the Party being audited.

         Any overpayments by Center Company shall be credited, together with interest accrued thereon at the rate of eighteen percent (18%) per annum from the date paid until the date actually due, toward subsequent payment obligations of Center Company.

         The auditing Party shall bear all costs and expenses of the audit unless the audit reveals that any Management Fee due hereunder was overpaid by more than five percent (5%), in which case the auditing Party will promptly be reimbursed for all reasonable out-of-pocket costs and expenses incurred by it in connection with such audit.

9. Access to Center; Facility Fees. Center Company agrees to provide MBEC with access, on a non-exclusive basis, to the Center for use in the examination, counseling and performance of Refractive Surgery (as defined in the Contribution Agreement). MBEC shall be responsible for reserving such access with Center Company at least five (5) business days in advance. Center Company may, at its sole discretion, provide access to the Center to other physicians for the performance of Refractive Surgery, subject to the approval by MBEC, in its reasonable discretion, of the credentials of such physicians. MBEC agrees to pay Center Company a facility fee of $720 per Refractive Surgery procedure, and an exam and testing fee of $50 per Refractive Surgery procedure, both, payable monthly, during the Term of this Agreement. In the event that global patient charges for Refractive Surgery services are increased or reduced (provided the global patient charges are not reduced below $1,200), the facility fee shall automatically be adjusted so that the facility fee shall remain at 40% of the global patient charge; provided that in no event shall the facility fee be reduced below $600, without the written consent of at least 60% of the Board. In the event that global patient charges for Refractive Surgery services are reduced (in accordance with the immediately preceding sentence) below $1,200, the facility fee shall automatically be adjusted so that the facility fee shall be 50% of the global patient charge. The parties acknowledge and agree that as of the Effective Date, the global patient charges charged by MBEC are $1,895 per Refractive Surgery procedure.

10. Indemnifications; Materiality. Each Party hereby agrees to indemnify and hold the other Party harmless against all claims, liabilities, expenses, and losses of any kind, including reasonable attorney fees, asserted against the other Party arising from performance of its obligations hereunder, except if due to the willful or negligent acts of the other Party made in bad faith or in express breach of any provision hereunder. In addition to, and in no way limiting, the foregoing indemnity obligations, MBEC shall indemnify and hold harmless Center Company and the Center against all claims, liabilities, expenses, and losses of any kind, including reasonable attorney fees, asserted by or on behalf of any employee, former employee, agent or independent contractor of MBEC, or their estate. Notwithstanding the foregoing, this Section 10 shall not be construed to contradict the indemnification provisions of the Contribution Agreement. Notwithstanding anything contained herein, the indemnification provisions of this Section 10 shall be ineffectual and shall not permit or require indemnification for all, or any, losses, costs, liabilities, claims or expenses arising, directly or indirectly, from any action or omission permitting or requiring indemnification under the Contribution Agreement; and in no event may any indemnity be allowed under this Agreement for amounts paid or payable pursuant to the indemnification provisions of the Contribution Agreement. For purposes of this Agreement, whenever there are references to "material" or "materially," such terms shall be deemed to mean an economic impact exceeding $5,000 with respect to the fact or matter being described.

11. Notices. All notices required hereunder shall be deemed given properly when made in writing and delivered by U.S. Postal Service or courier, or by postage prepaid, as set forth below or as the Parties hereafter may designate in accordance with this Paragraph.

(a)      As to the Center Company:
                           Prime MBC, L.L.C.
                           1301 Capital of Texas Hwy., Suite C-300
                           Austin, Texas 78746
                           Attention: Chairman
(b)      As to MBEC:
                           Mann Berkeley Eye Center, P.A.
                           1200 Binz, Suite 1000
                           Houston, Texas  77004
                           Attention: President
12. Assignment and Succession. This Management Agreement may not be assigned by MBEC to any affiliate thereof or to any other entity without the prior written consent of the Center Company.

13. Waiver. No express or implied consent or waiver by either Party to any breach or default of the other Party with respect to this Management Agreement shall be deemed a consent or waiver to or of any other breach or default hereunder.

14.  Severability.  If  any  provision  of  this  Management  Agreement  or  the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Management Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

15.  Governing  Laws.  This  Management  Agreement  and the  obligations  of the
     Parties  hereunder  shall  be  interpreted,   construed,  and  enforced  in
     accordance with the laws of the State of Texas.

16. Arbitration. Any controversy between the parties regarding this Agreement and any claims arising out of this Agreement or its breach shall be submitted to arbitration by either party. The arbitration proceedings shall be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be conducted in Dallas, Texas and the arbitrator shall have the right to award actual damages and attorney fees and costs, but shall not have the right to award punitive, exemplary or consequential damages against either party.

17. Entire Agreement and Amendment. This Management Agreement contains the entire agreement between the Parties. No variations, modifications, or changes shall be binding upon either Party unless set forth in a document duly executed by the Parties.

                            [Signature page follows]

                                 SIGNATURE PAGE

                                       TO

                             REFRACTIVE LASER CENTER

                              MANAGEMENT AGREEMENT

         This Management Agreement accepted by signatures and as of the dates set forth below.

                                                     PRIME MBC, L.L.C.

                                        By:  __________________________________

                                        Printed Name:  _________________________

                                        Title  _________________________________



                                                MANN BERKELEY EYE CENTER, P. A.

                                        By:  __________________________________

                                        Printed Name:  _________________________

                                        Title  _________________________________